USAA ETF TRUST

FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

June 8, 2017

	TABLE OF CONTENTS
ARTICLE I NAME AND DEFINITIONS ..............................................................................................................		1
SECTION 1.1. NAME AND PRINCIPAL OFFICE ...............................................................................................		1
SECTION 1.2. DEFINITIONS................................................................................................................................		2
(a)	"Act" .............................................................................................................................................................	2
(b)	"By-Laws".....................................................................................................................................................	2
(c)	"Class"...........................................................................................................................................................	2
(d)	"Commission" ...............................................................................................................................................	2
(e)	"Declaration of Trust"...................................................................................................................................	2
(f)	"Net Asset Value" .........................................................................................................................................	2
(g)	"1940 Act" ....................................................................................................................................................	2
(h)	"person".........................................................................................................................................................	2

(i)"Registration Statement" means the Trust's registration statement or statements as filed with the Commission, as from time to time in effect and shall include any prospectus or statement of

additional information forming a part thereof; .....................................................................................................		2
(j)	"Shareholder"................................................................................................................................................	2
(k)	"Shares".........................................................................................................................................................	2
(l)	"Sub-Trust" or "Series".................................................................................................................................	2
(m) "Trust"...........................................................................................................................................................		2
(n)	"Trustees"......................................................................................................................................................	2
ARTICLE II PURPOSE OF TRUST.......................................................................................................................		3
ARTICLE III THE TRUSTEES ..............................................................................................................................		3
SECTION 3.1. NUMBER, DESIGNATION, ELECTION, TERM, ETC...............................................................		3
(a)	Trustees .........................................................................................................................................................	3
(b)	Number..........................................................................................................................................................	3
(c)	Election and Term .........................................................................................................................................	3
(d)	Resignation and Retirement ..........................................................................................................................	3
(e)	Removal.........................................................................................................................................................	3
(f)	Vacancies ......................................................................................................................................................	4
(g)	Effect of Death, Resignation, etc. ..................................................................................................................	4
(h)	No Accounting...............................................................................................................................................	4
SECTION 3.2. POWERS OF TRUSTEES..............................................................................................................		4
(a)	Investments....................................................................................................................................................	5
(b)	Disposition of Assets .....................................................................................................................................	5
(c)	Ownership Powers ........................................................................................................................................	5
(d)	Subscription...................................................................................................................................................	5
(e)	Form of Holding............................................................................................................................................	5
(f)	Reorganization, etc........................................................................................................................................	5
(g)	Voting Trusts, etc...........................................................................................................................................	5
(h)	Compromise ..................................................................................................................................................	5
(i)	Partnerships, etc............................................................................................................................................	6
(j)	Borrowing and Security.................................................................................................................................	6
(k)	Guarantees, etc..............................................................................................................................................	6
(l)	Insurance.......................................................................................................................................................	6
(m) Pensions, etc..................................................................................................................................................		6
(n)	Distribution Plans .........................................................................................................................................	6
SECTION 3.3. CERTAIN CONTRACTS...............................................................................................................		6
(a)	Advisory.........................................................................................................................................................	6

(b)	Administration...............................................................................................................................................	6
(c)	Distribution ...................................................................................................................................................	7
(d)	Custodian and Depository.............................................................................................................................	7
(e)	Transfer and Dividend Disbursing Agency ...................................................................................................	7
(f)	Shareholder Servicing ...................................................................................................................................	7
(g)	Accounting.....................................................................................................................................................	7

(h)Other Service Contracts. To provide any other service as the Trustees deem to be in the best

interest of the Trust or any Sub-Trust...................................................................................................................		7
SECTION 3.4. PAYMENT OF TRUST EXPENSES AND COMPENSATION OF TRUSTEES.........................		7
SECTION 3.5. OWNERSHIP OF ASSETS OF THE TRUST................................................................................		8
SECTION 3.6. ACTION BY TRUSTEES ..............................................................................................................		8
SECTION 3.7.	LITIGATION..................................................................................................................................	8
SECTION 3.8. NO IMPLIED DUTIES ..................................................................................................................		8
ARTICLE IV SHARES.............................................................................................................................................		9
SECTION 4.1. DESCRIPTION OF SHARES ........................................................................................................		9
SECTION 4.2. ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES......................		10
(a)	Assets Belonging to Sub-Trusts ...................................................................................................................	10
(b)	Liabilities belonging to Sub-Trusts .............................................................................................................	11
(c)	Dividends.....................................................................................................................................................	11
(d)	Liquidation ..................................................................................................................................................	11
(e)	Voting ..........................................................................................................................................................	12
(f)	Redemption by Shareholder ........................................................................................................................	12
(g)	Redemption by Trust....................................................................................................................................	13
(h)	Net Asset Value............................................................................................................................................	13
(i)	Transfer .......................................................................................................................................................	13
(j)	Equality .......................................................................................................................................................	13
(k)	Fractions .....................................................................................................................................................	13
(l)	Conversion Rights .......................................................................................................................................	13
(m) Class Differences.........................................................................................................................................		13
SECTION 4.3. OWNERSHIP OF SHARES.........................................................................................................		14
SECTION 4.4. INVESTMENTS IN THE TRUST ...............................................................................................		14
SECTION 4.5. NO PRE-EMPTIVE RIGHTS.......................................................................................................		14
SECTION 4.6. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY...............................		14
SECTION 4.7. NO APPRAISAL RIGHTS...........................................................................................................		14
ARTICLE V SHAREHOLDERS' VOTING POWERS AND MEETINGS ......................................................		14
SECTION 5.1.	VOTING POWERS ......................................................................................................................	14
SECTION 5.2.	MEETINGS ..................................................................................................................................	15
SECTION 5.3.	RECORD DATES.........................................................................................................................	15

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SECTION 5.4.	QUORUM AND REQUIRED VOTE...........................................................................................	15
SECTION 5.5.	ACTION BY WRITTEN CONSENT...........................................................................................	15
SECTION 5.6.	INSPECTION OF RECORDS......................................................................................................	16
SECTION 5.7.	ADDITIONAL PROVISIONS .....................................................................................................	16
ARTICLE VI LIMITATION OF LIABILITY; INDEMNIFICATION.............................................................		16
SECTION 6.1.	TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE ...................	16
SECTION 6.2.	TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR SURETY ............	16
SECTION 6.3.	INDEMNIFICATION OF SHAREHOLDERS ............................................................................	17
SECTION 6.4.	INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC.; ADVANCEMENT OF
EXPENSES .................................................................................................................................................		17
SECTION 6.5.	COMPROMISE PAYMENT ........................................................................................................	17
SECTION 6.6.	INDEMNIFICATION NOT EXCLUSIVE, ETC.........................................................................	18
SECTION 6.7.	LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES...........................................	18
SECTION 6.8.	DISCRETION...............................................................................................................................	18
ARTICLE VII MISCELLANEOUS ......................................................................................................................		18
SECTION 7.1.	DURATION AND TERMINATION OF TRUST........................................................................	18
SECTION 7.2.	REORGANIZATION ...................................................................................................................	19
SECTION 7.3.	AMENDMENTS ..........................................................................................................................	19
SECTION 7.4.	FILING OF COPIES; REFERENCES; HEADINGS ...................................................................	20
SECTION 7.5.	APPLICABLE LAW ....................................................................................................................	20
SECTION 7.6.	REGISTERED AGENT................................................................................................................	20
SECTION 7.7.	INTEGRATION ...........................................................................................................................	20
SECTION 7.8.	MASTER FEEDER STRUCTURE ..............................................................................................	21
SECTION 7.9.	DERIVATIVE AND DIRECT ACTIONS ...................................................................................	21
SECTION 7.10.	JURISDICTION AND WAIVER OF JURY TRIAL ...................................................................	21

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FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

OF

USAA ETF TRUST

THIS FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT of USAA ETF Trust (the "Trust") is made and entered into this ___ day of June, 2017, by the Trustee(s) named below, and by the holders of shares of beneficial interest issued under the Existing Master Trust Agreement (as hereinafter defined) or to be issued hereunder as hereinafter provided.

WITNESSETH

WHEREAS, the Trust exists pursuant to that certain Certificate of Trust as filed with the Office of the Delaware Secretary of State on March 26, 2013 (as amended or restated from time to time, the "Certificate of Trust") and that certain Master Trust Agreement dated March 26, 2013 (the "Existing Master Trust Agreement") to carry on the business of an investment company; and

WHEREAS, the Trust is authorized to issue its shares of beneficial interest in separate classes and in separate series, each separate series to be a Sub-Trust hereunder and to be a separate series of beneficial interests under Sections 3804(a) and 3806(b)(2) of the Act (as hereinafter defined), and to issue classes of Shares of any Sub- Trust or divide Shares of any Sub-Trust into two or more classes, all in accordance with the provisions hereinafter set forth; and

WHEREAS, the Trustee(s) have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust (and a separate series thereof) in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. §3801, et seq., as from time to time amended and including any successor statute of similar import the "Act"), and the provisions hereinafter set forth; and

WHEREAS, Section 7.3 of the Trust's Existing Master Trust Agreement provides that the Existing Master Trust Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by a majority of the Trustees of the Trust; and

WHEREAS, the Trustees desire to amend and restate the Existing Master Trust Agreement in its entirety, and, in furtherance thereof, have agreed to do so as set forth herein, subject to any required Shareholder approval; and

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder and to manage and dispose of the same, and the Existing Master Trust Agreement is hereby amended and restated in its entirety, upon the following terms and conditions.

ARTICLE I

NAME AND DEFINITIONS

SECTION 1.1. NAME AND PRINCIPAL OFFICE. This Trust shall continue to be known as "USAA ETF Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal office of the Trust and each Sub-Trust shall be located at such location or locations as the Trustees may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Sub-Trust or class and adopt such other name as they deem proper. Any name change of any Sub-Trust or class shall become effective upon approval by the Trustees of such change or any document reflecting such change (including any Registration Statement). Any name change of the Trust shall become effective upon the filing of a certificate of amendment to the Certificate of Trust under the Act reflecting such change. Any such action shall have the status of an amendment to this Declaration of Trust. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders, which notice will be deemed given if the changed name is reflected in any Registration Statement.

SECTION 1.2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

(a)"Act" shall have the meaning given to it in the recitals of this Declaration of Trust;

(b)"By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

(c)"Class" or "class" refers, as the context requires, to any class of Shares of the Trust or of any Series or Sub-Trust established and designated under or in accordance with the provisions of Article IV;

(d)"Commission" shall have the meaning given it in the 1940 Act;

(e)"Declaration of Trust" shall mean this First Amended and Restated Master Trust Agreement as further amended or restated from time to time;

(f)"Net Asset Value" means the net asset value of each Sub-Trust or class thereof, determined as provided in Article IV, Section 4.2(h);

(g)"1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees;

(h)"person" means a natural person, corporation, limited liability company, trust (common law or statutory), association, partnership (whether general, limited or otherwise), joint venture or any other entity;

(i)"Registration Statement" means the Trust's registration statement or statements as filed with the Commission, as from time to time in effect and shall include any prospectus or statement of additional information forming a part thereof;

(j)"Shareholder"means a record owner of outstanding Shares;

(k)"Shares" refers to the transferable units of interest into which the beneficial interest in the Trust and each Sub-Trust of the Trust and/or any class of the Trust or any Sub-Trust (as the context may require) shall be divided from time to time;

(l)"Sub-Trust" or "Series" refers to a series of Shares established and designated under or in accordance with the provisions of Article IV;

(m)"Trust" refers to the Delaware statutory trust continued pursuant to this Declaration of Trust, inclusive of each and every Sub-Trust established or continued hereunder; and

(n)"Trustees" refers to the trustees of the Trust (and each Sub-Trust) named herein or elected in accordance with Article III.

ARTICLE II

PURPOSE OF TRUST

The purposes of the Trust (and, as applicable, each Sub-Trust) are (i) to operate as an investment company and to offer Shareholders of the Trust and each Sub-Trust of the Trust one or more investment programs primarily in securities and other instruments and rights of a financial character and to exercise all of the powers and privileges granted to a statutory trust formed (or, as applicable, a separate statutory series thereof) under the laws of the State of Delaware and a management investment company registered under the 1940 Act, and (ii) to engage in such activities that are necessary, suitable, incidental or convenient to the accomplishment of the foregoing.

The foregoing clause shall be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust or any Sub-Trust, and that they are in furtherance of, and in addition to, and not in limitation of the general powers conferred upon the Trust or any Sub-Trust by the Act and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

ARTICLE III

THE TRUSTEES

SECTION 3.1. NUMBER, DESIGNATION, ELECTION, TERM, ETC.

(a)Trustees. The Trustee(s) hereof shall consist of the persons elected by the Shareholders or appointed by the Trust's Board of Trustees from time to time. Any appointment and/or election of a Trustee shall be effective as to the Trust and each Sub-Trust hereunder. The number of Trustees shall be the Trustees in office on the date hereof, and any Trustee on the date hereof shall continue as a Trustee hereunder unless removed or replaced in accordance with the terms hereof.

(b)Number. The Trustee(s) serving as such, whether named herein or hereafter becoming Trustees, may increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this Section 3.1.

(c)Election and Term. Shareholders shalt not be entitled to elect Trustees except as required by the 1940 Act or under this Declaration of Trust. Each Trustee, whether named herein or hereafter becoming a Trustee, shall serve as a Trustee of the Trust during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, becomes physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, resigns, retires or is removed. Subject to Section 16(a) of the 1940 Act, the Trustees may elect successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

(d)Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee of the Trust and each Sub-Trust, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Sub-Trust hereunder.

(e)Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument, signed by at least two-thirds of the number of Trustees in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of Shareholders holding not less than two- thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose; or (iii) by a written declaration signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the minutes of the Trust. Any such removal shall be effective as to the Trust and each Sub-Trust hereunder.

(f)Vacancies. Whenever a vacancy exists in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. Upon the appointment and/or election of a successor Trustee, the trust estate (and that of each series) shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Any such appointment and/or election of a successor Trustee shall be effective as to the Trust and each Sub-Trust hereunder.

(g)Effect of Death, Resignation, etc. The death, resignation, retirement, removal or incapacity of the Trustees or any one of them shall cause a Trustee to cease to be a trustee of the Trust and each Sub-Trust but shall not operate to annul or terminate the Trust or any Sub-Trust hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trust and each Sub-Trust by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, USAA Asset Management Company (or its successor or assigns) is empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

(h)No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a trustee of the Trust as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

SECTION 3.2. POWERS OF TRUSTEES. Subject to the provisions of this Declaration of Trust, the business of the Trust and each Sub-Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust and each Sub-Trust. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust and each Sub- Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and each Sub-Trust and the business of the Trust and each Sub-Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and each Sub-Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust and each Sub-Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and/or any Sub-Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to any Shareholders; they may from time to time in accordance with the provisions of Section 4.1 hereof establish separate classes of Shares and may establish Sub-Trusts, each such Sub-Trust to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; they may from time to time in accordance with the provisions of Section 4.1 hereof establish classes of Shares of any Sub- Trust or divide the Shares of any Sub-Trust into classes; they may as they consider appropriate designate employees and agents who may be denominated as officers with titles, including, but not limited to, "president," "vice president," "treasurer," "secretary," "assistant secretary," "assistant treasurer," "managing director," "chairman of the board" and "vice chairman of the board" and who in such capacity may act for and on behalf of the Trust or any Sub-Trust, as and to the extent authorized by the Trustees, and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.3 they may employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust or any Sub-Trust through one or more distributors, principal underwriters or otherwise, and subject to Section 5.3, set record dates or times for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or any Sub-Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust or any Sub-Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust or any Sub-Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust or any Sub-Trust, as the case may be, including without implied limitation the power and authority to act in the name of the Trust and any Sub-Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority for and on behalf of the Trust and each separate Sub-Trust established hereunder:

(a)Investments. To invest and reinvest cash and other property, and to hold cash or other properly uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

(b)Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust or any Sub-Trust;

(c)Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

(d)Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

(e)Form of Holding. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Sub-Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

(f)Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust or any Sub- Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust or any Sub-Trust;

(g)Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h)Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Sub-Trust or any matter in controversy, including but not limited to claims for taxes;

(i)Partnerships, etc. To enter into joint ventures, general or limited partnerships, limited liability companies and any other combinations or associations;

(j)Borrowing and Security. To borrow funds and to mortgage and pledge the assets of the Trust or any Sub-Trust or any part thereof to secure obligations arising in connection with such borrowing;

(k)Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust or any Sub-Trust property or any part thereof to secure any of or all such obligations;

(l)Insurance. To purchase and pay for entirely out of Trust and/or Sub-Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and/or any Sub-Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust and/or any Sub-Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust and/or a Sub-Trust would have the power to indemnify such person against such liability;

(m)Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plants, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Sub-Trust; and

(n)Distribution Plans. To adopt on behalf of the Trust or any Sub-Trust, including with respect to any class thereof, a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 under the 1940 Act and to make payments from the assets of the Trust or the relevant Sub-Trust or Sub-Trusts pursuant to said Rule 12b-1 Plan.

SECTION 3.3. CERTAIN CONTRACTS. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, limited liability companies, other type of organizations, or individuals (a "Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust and/or any Sub-Trust, and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

(a)Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Sub-Trust of the Trust (as that phrase is defined in sub-section (a) of Section 4.2), to manage such investments and assets, make investment decisions with respect thereto, place purchase and sale orders for portfolio transactions relating to such investments and assets, and take such actions incidental thereto;

(b)Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Sub-Trust (including each class thereof) to supervise all or any part of the operations of the Trust and each Sub-Trust, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust and each Sub-Trust;

(c)Distribution. To distribute the Shares of the Trust and each Sub-Trust (including any classes thereof), to be principal underwriter of such Shares, and/or to act as agent of the Trust and each Sub-Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

(d)Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and each Sub-Trust and accounting records in connection therewith;

(e)Transfer and Dividend Disbursing Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

(f)Shareholder Servicing. To provide service with respect to the relationship of the Trust and/or any Sub- Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters;

(g)Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust's and/or any Sub-Trust's properties, Shareholders or otherwise; and

(h)Other Service Contracts. To provide any other service as the Trustees deem to be in the best interest of the Trust or any Sub-Trust.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust, any Sub-Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineating of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and other, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust, any Sub-Trust or a Contracting Party from entering into sub-contractual arrangements relating to any of the matters referred to in Sections 3.3 (a) through (g) hereof.

The fact that:

(i)any of the Shareholders, Trustees or officers of the Trust or any Sub-Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Sub-Trust, or that

(ii)any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships, limited liability companies or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Sub-Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust or any Sub-Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Sub-Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust or any Sub-Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees or constitute less than the required amount of Trustees otherwise required to approve such matter), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of such Shareholders, or (z) the specific contract involved is fair to the Trust and/or the applicable Sub-Trust(s), as the case may be, as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

SECTION 3.4. PAYMENT OF TRUST EXPENSES AND COMPENSATION OF TRUSTEES. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Sub-Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among the Trust, such one or more of the Sub-Trusts and/or one or more classes of Shares thereof that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust, any Sub-Trust and/or any class of Shares thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's and/or any Sub-Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust and its Sub-Trusts for their services as Trustees and may fix the amount of such compensation.

SECTION 3.5. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust and of each Sub-Trust shall at all times be vested in the Trust. For purposes of clarification, whether or not an asset of a Sub-Trust is titled in the name of the Trust or otherwise, such asset shall nonetheless be the property of such Sub- Trust.

SECTION 3.6. ACTION BY TRUSTEES. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees on behalf of or with respect to the Trust or any Sub-Trust or class thereof may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least one-half of the Trustees then in office, being present), within or without Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office and entitled to vote on such action (or such larger or different number as may be required by the 1940 Act or other applicable law).

SECTION 3.7. LITIGATION. The Trustees shall have full power and authority to authorize the Trust, in the name and on behalf of the Trust or any Sub-Trust, or any Sub-Trust to engage in and to prosecute, defend, compromise, settle, abandon, or adjust by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands, including claims for taxes, relating to the Trust or any Sub-Trust or arising out of or relating to the Trustees' service to the Trust or any Sub-Trust, but consistent with the standard of care set forth in Article VI hereof, will not have liability for failure to do so, and to pay or to satisfy out of the assets of the Trust or the related Sub-Trust any liabilities, losses, debts, claims or expenses (including without limitation attorneys' fees) incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any committee thereof, to the maximum extent permitted by law, to dismiss or terminate (or cause the dismissal or termination of) any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, relating to the business or affairs of the Trust or any Sub-Trust, brought by any person, including a Shareholder in its own name or in the name of the Trust or the related Sub-Trust, whether or not the Trust or any Sub-Trust or any of the Trustees may be named individually therein. To the maximum extent permitted by law, any exercise of the power described herein shall be final, binding on all persons (including Shareholders).

SECTION 3.8. NO IMPLIED DUTIES. Except to the extent required by mandatory provisions of applicable law, including the 1940 Act, but otherwise notwithstanding any other provision of this Declaration of Trust or applicable provisions of law (common or statutory), in equity or otherwise, no Trustee or officer of the Trust or any Sub-Trust, shall owe any fiduciary duty to the Trust, any Sub-Trust or class, any Shareholder or any other person, and shall not have any other duty or obligation except as expressly provided by the terms of this Declaration of Trust (any such additional or other duties (including fiduciary duties) or obligations being hereby eliminated), and no implied duties or obligations shall be read into this Declaration of Trust against the Trustees and the officers of the Trust or any Sub-Trust; provided, however, that nothing in this Declaration of Trust shall be construed as eliminating the implied contractual covenant of good faith and fair dealing. To the extent that, at law (common or statutory) or in equity or otherwise, a Trustee or officer of the Trust or any Sub-Trust has duties (including fiduciary duties) and liabilities relating thereto to the Trust or any Sub-Trust or class, to the Shareholders or to any other person, a Trustee or officer of the Trust or any Sub-Trust acting under this Declaration of Trust shall not be liable to the Trust, to any Sub-Trust or class, to the Shareholders or to any other person for his good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict or eliminate the duties and limit the liabilities of the Trustees or the officers of the Trust or any Sub- Trust otherwise existing at law (common or statutory) or in equity or otherwise, replace or eliminate, as the case may be, such other duties and liabilities of such Trustees or officers of the Trust or any Sub-Trust; provided, however, that nothing in this Declaration of Trust shall be construed as eliminating the implied contractual covenant of good faith and fair dealing or liability for any act or omission that constitutes a bad faith violation thereof.

ARTICLE IV

SHARES

SECTION 4.1. DESCRIPTION OF SHARES. The beneficial interest in the Trust shall be divided into Shares, all with $.001 par value, but the Trustees may authorize the division of Shares into separate classes of Shares and shall have the authority from time to time to issue Shares in one or more Series (each of which Series of Shares shall represent the beneficial interest in a separate and distinct Sub-Trust of the Trust, including without limitation each Sub-Trust specifically established and designated in Section 4.2) and the division of any Shares of any Series into separate classes of Shares, as they, in their sole discretion, deem necessary or desirable. In connection with any issuance of Shares, the Trustees may issue fractional Shares. For all purposes under this Declaration of Trust or otherwise, including, without implied limitation, (i) with respect to the rights of creditors and (ii) for purposes of interpreting the relevant rights of each Sub-Trust and the Shareholders of each Sub-Trust, each Sub-Trust established hereunder shall be a separate series of the Trust within the meaning of Sections 3804(a) and 3806(b)(2) of the Act. Without limiting the foregoing, and subject to the rights of the Trustees to allocate general liabilities, expenses, costs, charges and reserves as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Sub-Trust shall be enforceable against the assets of such Sub-Trust only, and not against the assets of the Trust generally or any other Sub-Trust, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Sub-Trust shall be enforceable against the assets of such Sub-Trust. Notice of this limitation on liabilities shall be set forth in the Certificate of Trust (or an amendment thereto). The Trustees shall have exclusive power, in their sole discretion and without the requirement of Shareholder approval, to establish and designate such separate and distinct Sub-Trusts, and to fix and determine the relative rights and preferences as between the Shares of the separate Sub-Trusts as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Sub-Trusts shall have separate voting rights or no voting rights. The Trustees shall have full power and authority, in their sole discretion and without the requirement of Shareholder approval, to change in any manner Shares of any Sub-Trust or class with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine in their sole discretion.

In addition, the Trustees shall have exclusive power, in their sole discretion and without the requirement of Shareholder approval, to issue classes of Shares of any Sub-Trust or divide or combine the Shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine in their sole discretion, and may establish and designate the specific classes of Shares of each Sub-Trust. The fact that a Sub-Trust shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Sub-Trust are initially of a single class), or that a Sub-Trust shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more further classes, or to combine any such classes into single class (or entirely eliminate class distinctions) of said Sub-Trust without approval of the holders of the initial class thereof or previously established and designated class or classes thereof.

The number of authorized Shares and the number of Shares of each Sub-Trust or class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Sub-Trust or class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all in their sole discretion and without action or approval of any Shareholders. All Shares when so issued on the terms determined by the Trustees shall be deemed duly and validly authorized and issued, fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (g) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Sub- Trust or class thereof into one or more Sub-Trusts or classes thereof that may be established and designated from time to time. The Trustees, in their sole discretion and without action or approval of the any Shareholders, can combine Shares of multiple Sub-Trusts (or Sub-Trusts themselves) into a single Sub-Trust or cause Shares of one Sub-Trust to be converted into Shares of a different Sub-Trust. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Sub-Trust or class thereof reacquired by the Trust or any Sub-Trust.

The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

The establishment and designation of any additional Sub-Trust, any Shares of any Sub-Trust or any class of Shares of the Trust or any Sub-Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Sub- Trust, Shares of such Sub-Trust or class of Shares of the Trust or such Sub-Trust, whether directly in such resolution or by reference to another document, including, without limitation, any Registration Statement of the Trust or any Sub-Trust, or as otherwise provided in such resolution.

At any time that there are no Shares outstanding of any particular Sub-Trust or class previously established and designated, the Trustees may dissolve, terminate and otherwise abolish that Sub-Trust or class and the establishment and designation thereof. Each resolution establishing and designating any Sub-Trust shall have the status of an amendment to this Declaration of Trust.

Any Trustee, officer or other agent of the Trust or any Sub-Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Trust or any Sub-Trust (including any classes thereof) to the same extent as if such person were not a Trustee, officer or other agent of the Trust or such Sub-Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Sub- Trust (including any classes thereof) from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Sub-Trust (including any classes thereof) generally.

To the maximum extent permitted by law, the Trust's public filings, including its Registration Statement, as amended from time to time, shall not give rise to any contractual or other types of rights or duties, shall not constitute a contract between the Trust or any Sub-Trust and their respective Shareholders, and shall not give rise to any contract claim by the Shareholders against the Trust or any Sub-Trust.

SECTION 4.2. ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. The Trustees have established and designated the Sub-Trusts listed on Annex A of this Declaration of Trust, each of which consists of a single class of Shares, and each of which hereby continues pursuant to the terms of this Declaration of Trust. The Shares of each Sub-Trust and any Shares of any further Sub-Trust or class thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to a particular Sub-Trust at the time of establishing and designating the same or thereafter in accordance with the terms hereof) have the following relative rights and preferences:

(a)Assets Belonging to Sub-Trusts. All consideration received by the Trust for the issue or sale of Shares of a particular Sub-Trust or any classes thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Sub-Trust or class thereof and shall irrevocably belong to that Sub-Trust (and be allocable to any classes thereof) for all purposes, and shall be so recorded upon the books of account of the Trust and such Sub-Trust. Separate and distinct records shall be maintained for each Sub-Trust and the assets associated with a Sub-Trust shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust or any other Sub- Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Sub-Trust as provided in the following sentence, are herein referred to as "assets belonging to" that Sub-Trust (and allocable to any classes thereof).

In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Sub-Trust (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Sub-Trusts established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Sub-Trust shall belong to that Sub-Trust (and be allocable to any classes thereof). Each such allocation by the Trustees shall be conclusive and binding upon the holders of all Shares of all Sub-Trusts and the Trust (including any classes thereof) for all purposes.

(b)Liabilities belonging to Sub-Trusts. The assets belonging to each particular Sub-Trust shall be charged with the liabilities in respect of that Sub-Trust and all expenses, costs, charges and reserves belonging to that Sub- Trust, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Sub-Trust shall be allocated and charged by the Trustees to and among any one or more of the Sub-Trusts established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion shall determine. In addition, the liabilities in respect of a particular class of Shares of a particular Sub-Trust and all expenses, costs, charges and reserves belonging to that class of Shares, and any general liabilities, expenses, costs, charges or reserves of that particular Sub-Trust which are not readily identifiable as belonging to any particular class of Shares of that Sub-Trust shall be allocated and charged by the Trustees to and among any one or more of the classes of Shares of that Sub-Trust established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion shall determine. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Sub-Trust or class thereof are herein referred to as "liabilities belonging to" that Sub-Trust or class thereof. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders, creditors and any other persons dealing with the Trust or any Sub-Trust (including any classes thereof) for all purposes. Any creditor of any Sub- Trust may look only to the assets of that Sub-Trust to satisfy such creditor's debt.

The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(c)Dividends. Dividends and distributions on Shares of a particular Sub-Trust or any class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Sub-Trust or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Sub-Trust or class. All dividends and distributions on Shares of a particular Sub-Trust or class thereof shall be distributed PRO RATA to the holders of Shares of that Sub-Trust or class in proportion to the number of Shares of that Sub-Trust or class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash, in kind, or in Shares of that (or any other) Sub-Trust or class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of this Section 4.2.

(d)Liquidation. In the event of the liquidation or dissolution of the Trust or any Sub-Trust, subject to Section 7.1 hereof, the holders of Shares of the Trust or the applicable Sub-Trust or any class thereof, as the case may be, shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, over the liabilities belonging (or allocable) to that Sub-Trust or class. The assets so distributable to the holders of Shares of any particular Sub-Trust or class thereof shall be distributed among such holders in proportion to the number of Shares of that Sub-Trust or class thereof held by them and recorded on the books of the Trust and such Sub-Trust. The dissolution or liquidation of any particular Sub-Trust or class thereof may be authorized at any time by vote of a majority of the Trustees then in office. Upon the completion of the winding up of a Sub-Trust or class thereof, such Sub-Trust or class thereof shall without further action be deemed terminated.

(e)Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each outstanding whole Share standing in his name on the books of the Trust and/or any Sub-Trust or of a transfer or similar agent of the Trust and/or any Sub-Trust irrespective of the Sub-Trust thereof or class thereof (or if it is a Share of the Trust itself) and, for all purposes (including hereof or under the Act), all Shares of the Trust, all Sub-Trusts and all classes thereof shall vote together as, and be considered, a single class and group; provided, however, that as to any matter (i) with respect to which a separate vote of one or more Series or classes thereof is required by the 1940 Act or the provisions of any writing establishing and designating the Sub-Trust or class, such requirements as to a separate vote by such Series or class thereof shall apply in lieu of all Shares of the Trust, all Series and all classes thereof voting together; and (ii) as to any matter which affects the interests of only one or more particular Series or classes thereof, only the holders of Shares of the one or more affected Series or classes shall be entitled to vote, and each such Series or class shall vote as a separate class.

(f)Redemption by Shareholder. Except as otherwise provided herein, each holder of Shares of a particular Sub-Trust or any class thereof shall have the right at such times as may be permitted by the Trustees in their sole discretion to require the Trust or such Sub-Trust to redeem all or any part of his Shares of that Sub-Trust or class thereof at a redemption price equal to the net asset value per Share of that Sub-Trust or class thereof next determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption, subject to any contingent deferred sales charge, redemption charge or other fees in effect at the time of redemption. Payments for Shares so redeemed by the Trust or such Sub-Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its sole discretion, be made in kind or partially in cash and partially in kind. In case of any payment in kind, the Board of Trustees, or its authorized officers, shall have sole and absolute discretion, subject to the 1940 Act and any exemption therefrom issued by the Commission upon which the Trust or the applicable Sub-Trust relies, as to what security or securities of the Trust or the applicable Sub-Trust shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares.

Notwithstanding the foregoing, if the Trustees determine to issue shares of any Sub-Trust or class in Creation Units (as defined in Section 4.4), then such Shares shall be redeemable only in accordance with such procedures or methods prescribed or approved by the Trustees from time to time. Further, such Sub-Trust or class or the principal underwriter of such Sub-Trust or class shall be obligated to redeem said Shares only where the number of Shares tendered aggregate one or more Creation Units, and unless the Trustees otherwise determine, there shall be no redemption of partial or fractional Creation Units hereunder. The Sub-Trust shall make payment for any such Shares to be redeemed, as aforesaid, wholly or partly in securities, cash or other assets of that Sub-Trust at the value of such securities or assets used in such determination of Net Asset Value. Payment for such Shares shall be made less any applicable deferred sales charges, transaction fees (including, with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption) or any other fees as the Trustees shall determine. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding redemption of Shares.

Subject to the 1940 Act and any exemptive, interpretive, no-action or other relief therefrom issued by the Commission or its staff upon which the Trust or the applicable Sub-Trust and the Trustees may rely, payment by the Trust or the applicable Sub-Trust for such redemption of Shares shall be made by the Trust or such Sub-Trust to the Shareholder within seven days after the date on which the redemption request is received in proper form and/or such other procedures authorized by the Board of Trustees are complied with. In no case shall the Trust or any Sub-Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

The right of any Shareholder of the Trust or any Sub-Trust or class thereof to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed, except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.

Notwithstanding the foregoing, the Trust and/or the applicable Sub-Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Sub-Trust or class thereof to require the Trust or such Sub-Trust to redeem Shares of that Sub-Trust during any period or at any time when and to the extent permissible under the 1940 Act including during any time the New York Stock Exchange is closed for other than weekends or holidays or during periods when trading on the New York Stock Exchange is restricted.

(g)Redemption by Trust. Each Share of each Sub-Trust or class thereof that has been established and designated is subject to redemption by the Trust and/or the applicable Sub-Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2: (i) at any time, in the sole discretion of the Trustees, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

(h)Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Sub-Trust or class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or the applicable Sub-Trust or to an investment manager, administrator or investment adviser, custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Sub-Trust or class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for regular trading.

(i)Transfer. All Shares of each particular Sub-Trust or class thereof shall be transferable, but transfers of Shares of a particular Sub-Trust or class thereof will be recorded on the Share transfer records of the Trust applicable to that Sub-Trust or class only at such times as may be permitted by the Trustees.

(j)Equality. Except as provided herein or in any instrument designating and establishing any Sub-Trust or any Shares or class of Shares of any Sub-Trust, all Shares of each particular Sub-Trust or class thereof shall represent an equal undivided, proportionate beneficial interest in the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, subject to the liabilities belonging to that Sub- Trust or class, and each Share of any particular Sub-Trust or class shall be equal to each other Share of that Sub- Trust or class; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Sub-Trust or class. The Trustees may from time to time divide or combine the Shares of any particular Sub-Trust or class into a greater or lesser number of Shares of that Sub-Trust or class without thereby changing the proportionate beneficial interest in the assets belonging to that Sub-Trust or class or in any way affecting the rights of Shares of any other Sub-Trust or class.

(k)Fractions. Any fractional Share of any Sub-Trust or class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Sub-Trust or class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or that Sub-Trust or class.

(l)Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Sub-Trust or class thereof shall have the right to convert said Shares into another class of Shares of the same Sub-Trust or into Shares of one or more other Sub-Trusts or classes thereof in accordance with such requirements and procedures as may be established by the Trustees.

(m)Class Differences. Subject to Section 4.1, the relative rights and preferences of the classes of any Sub- Trust may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in any resolution or instrument establishing and designating such classes.

SECTION 4.3. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust (and/or the applicable Sub-Trust) or of a transfer or similar agent for the Trust (and/or the applicable Sub-Trust), which books shall be maintained separately for the Shares of each Sub-Trust and each class thereof that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust (and/or the applicable Sub-Trust) as kept by the Trust (and/or the applicable Sub-Trust) or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Sub-Trust and class thereof held from time to time by each such Shareholder.

SECTION 4.4. INVESTMENTS IN THE TRUST. The Trustees may accept investments in the Trust and each Sub-Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

Notwithstanding anything contained herein to the contrary, the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to issue Shares of any Sub-Trust or class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees in their sole discretion to be called "Creation Units," and in connection with the issuance of such Creation Units, to charge such transaction fees or such other fees as the Trustees shall determine, provided however that the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to alter the number of Shares constituting a Creation Unit.

SECTION 4.5. NO PRE-EMPTIVE RIGHTS. Shareholders shall have no pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Sub-Trust.

SECTION 4.6. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of acquiring Shares shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the continuance of the Trust or any Sub-Trust shall not operate to dissolve or terminate the Trust or any Sub- Trust thereof nor entitle the representative of such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or any Sub-Trust or the Trustees, but only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or assets or to the property or assets of any Sub-Trust or the right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. None of the Trust, any Sub-Trust or the Trustees, or any officer, employee or agent of the Trust or any Sub-Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

SECTION 4.7. NO APPRAISAL RIGHTS. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Trust or any Sub-Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under the General Corporation Law of the state of Delaware, under any applicable law or otherwise.

ARTICLE V

SHAREHOLDERS' VOTING POWERS AND MEETINGS

SECTION 5.1. VOTING POWERS. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1and (ii) with respect to such additional matters relating to the Trust or the applicable Sub-Trust or class as may be required by applicable law, this Declaration of Trust, the By-Laws, or the requirements of any securities exchange on which Shares of such Sub-Trust or class are listed for trading, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees.

Shares may be voted in person or by proxy. Proxies may be given orally or in writing or by any electronic or telecommunications device or in any other manner described in the By-Laws or in a resolution of the Trustees. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

SECTION 5.2. MEETINGS. No annual or regular meeting of Shareholders is required. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mall, facsimile or other electronic means at least seven (7) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust or the applicable Sub-Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee t when requested to do so in writing by Shareholders holding not less than 10% of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty (30) days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for the foregoing or any other purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

SECTION 5.3. RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer or similar books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust and/or the applicable Sub-Trust), as the Trustees may determine; or without closing the transfer or similar books the Trustees may fix a date and time not more than ninety (90) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

SECTION 5.4. QUORUM AND REQUIRED VOTE. Except as otherwise provided by the 1940 Act or other applicable law, thirty-three and one-third percent of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares voted, at a meeting at which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required by any provision of the 1940 Act or other applicable law or the requirements of any securities exchange on which Shares of any applicable Sub-Trust or class are listed for trading, or by this Declaration of Trust or the By-Laws.

SECTION 5.5. ACTION BY WRITTEN CONSENT. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if the required number of Shareholders that would be necessary to approve such action at a meeting of Shareholders at which all Shareholders entitled to vote on the matter voted consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

SECTION 5.6. INSPECTION OF RECORDS. The records of the Trust and/or an applicable Sub-Trust shall be open to inspection by the applicable Shareholders to the same extent as is permitted stockholders of a Delaware corporation under the Delaware General Corporation Law.

SECTION 5.7. ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 6.1. TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Trust or any Sub-Trust shall look only to the assets of the Sub-Trust with which such person dealt or to which such matter relates for payment under such credit, contract or claim; and neither the Shareholders of the Trust or any Sub-trust nor the Trustees, nor any of the Trust's or any Sub-Trust's officers, employees or agents, whether past, present or future, nor any other Sub-Trust shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Sub-Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust or the applicable Sub-Trust or the Trustees in their capacity as such and not personally. The Trustees and the Trust's and each Sub-Trust's officers, employees and agents shall not be liable to the Trust, any Sub-Trust or the Shareholders; provided however, that nothing in this Declaration of Trust shall protect any Trustee or officer, employee or agent against any liability to the Trust, the applicable Sub-Trust or the applicable Shareholders to which such Trustee or officer, employee or agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer, employee or agent.

Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer may contain a statement that the same was executed or made by or on behalf of the Trust and/or the applicable Sub-Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Sub-Trust in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

SECTION 6.2. TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone

Interested. A Trustee, when acting in such capacity, shall not be personally liable to any person, other than the Trust, the applicable Sub-Trust or an applicable Shareholder to the extent provided in this Article VI, for any act, omission or obligation of the Trust or any Sub-Trust, of such Trustee or of any other Trustee; provided, however, that nothing contained herein or in the Act shall protect any Trustee against any liability to the Trust, any applicable Sub-Trust or to any applicable Shareholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of the Trustee hereunder. Subject to the foregoing: (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust or any Sub-Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may consider advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust or any Sub-Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. To the extent that, at law (common or statutory) or in equity or otherwise, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, to any Sub- Trust or class or to a Shareholder or to any other person, any such Trustee acting under this Declaration of Trust shall not be liable to the Trust, to such Sub-Trust or class or to any such Shareholder for the Trustee's good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict or eliminate the duties and liabilities of a Trustee otherwise existing at law (common or statutory) or in equity or otherwise, are agreed by the Shareholders to replace or eliminate, as the case may be, such other duties and liabilities of such Trustee; provided, however, that nothing in this Declaration of Trust shall be construed as eliminating the implied contractual covenant of good faith and fair dealing or liability for any act or omission that constitutes a bad faith violation thereof.

SECTION 6.3. INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder (or former Shareholder) of the Trust or any Sub-Trust shall be charged or held to be personally liable for any obligation or liability of the Trust or any Sub-Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust on behalf of itself or said Sub-Trust, as applicable (upon proper and timely request by the Shareholder), shall assume the defense against such charge and satisfy any judgment thereon, and, to the fullest extent permitted by law, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust and/or from the assets of or allocated to one or more applicable Sub-Trusts, as applicable, to be held harmless from and indemnified against all loss and expense arising from such liability.

SECTION 6.4. INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC.; ADVANCEMENT OF EXPENSES. To the fullest extent permitted by law, the Trust and/or the applicable Sub-Trust or Sub-Trusts shall indemnify (from the assets of the Trust and/or from the assets of or allocated to one or more applicable Sub-Trusts, as applicable) each of its Trustees, officers and employees (including persons who serve at the Trust's or any Sub- Trust's request as directors, trustees, officers or employees of another organization in which the Trust or such Sub- Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil, criminal or otherwise (including appeals), before any court or administrative, legislative or other body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee, director, officer or employee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time from the assets of the Trust and/or from the assets of or allocated to one or more applicable Sub-Trusts, as applicable, in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Article VI and

(i)the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

SECTION 6.5. COMPROMISE PAYMENT. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 6.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (a) by a majority of the disinterested Trustees who are not parties to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust, the applicable Sub- Trust or the applicable Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

SECTION 6.6. INDEMNIFICATION NOT EXCLUSIVE, ETC. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators, an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened, and a "disinterested" person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust or any Sub-Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust or any Sub-Trust to purchase and maintain liability insurance on behalf of any such person.

SECTION 6.7. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or any Sub-Trust or upon its order.

SECTION 6.8. DISCRETION. To the fullest extent permitted by applicable law and notwithstanding any other provision of this Agreement or applicable provisions of law (common or statutory), in equity or otherwise, whenever in this Declaration of Trust Covered Persons are permitted or required to make a decision or determination or take or decline to take any action (i) (a) in their "sole discretion," "sole and absolute discretion," "full discretion" or "discretion," or under a similar grant of authority or latitude, they shall be entitled to consider only such interests and factors as they desire, whether reasonable or unreasonable, and may consider their own interests, and shall have no duty or obligation to give any consideration to any interests of or factors affecting the Trust, any Sub-Trust, and class thereof or any of the Shareholders, or (b) in their "good faith" or under another express standard, they shall act under such express standard and (ii) they may make such decision or determination or take or decline to take such action in their sole discretion regardless of whether there is a reference to "sole discretion," "sole and absolute discretion," "full discretion" or "discretion" unless another standard is specifically and expressly otherwise provided herein with respect to making such decision or determination or taking or declining to take such action, and in any case they shall not be subject to any other or different standards imposed by this Declaration of Trust or by law (common or statutory), in equity or otherwise or any other agreement contemplated herein. Each Shareholder and Trustee hereby agrees that any standard of care or duty (including fiduciary duty) imposed under any agreement contemplated herein or under the Act or any other applicable law (common or statutory), rule or regulation, in equity or otherwise shall be modified, eliminated, waived or limited, as applicable, in each case as required to permit the Trustees to act under this Declaration of Trust or any other agreement contemplated herein and to make any decision or determination or take or decline to take any action pursuant to the authority prescribed in this Declaration of Trust.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. DURATION AND TERMINATION OF TRUST. Unless dissolved and terminated as provided herein, the Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration, modification, dissolution or termination with respect to any Sub-Trust or class thereof shall operate to dissolve or terminate the Trust. The Trust or any Sub-Trust or class may be dissolved and terminated at any time by a majority of the Trustees then in office without the approval of Shareholders of the Trust or any Sub-Trust or class thereof, including any Sub-Trust or class affected thereby.

Upon dissolution of the Trust or any Sub-Trust, after paying or otherwise providing for or satisfying (whether by payment or the making of reasonable provision for payment) all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or the applicable Sub-Trust, as the case may be, as may be determined by the Trustees, the Trust and/or the applicable Sub-Trust, as the case may be, shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets (of the Trust and/or the applicable Sub-Trust, as the case may be) to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the applicable Shareholders, in conformity with the provisions of subsection (d) of Section 4.2.

The Trust shall continue as a separate legal entity until the filing of a certificate of cancellation of the Certificate of Trust in accordance with the Act to thereby terminate the Trust; provided, however, that for purposes of clarification, the Trust shall not be terminated until every Sub-Trust has been dissolved, liquidated, wound up and terminated and until the winding up of the Trust itself is otherwise completed.

SECTION 7.2. REORGANIZATION. The Trustees may, without Shareholder approval unless such approval is required by applicable law, sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Sub-Trusts, to another trust, series, partnership, association, corporation or other person organized under the laws of any state of the United States, or to the Trust or another Sub-Trust to be held as assets belonging to the Trust or another Sub-Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to the Trust or another Sub-Trust, Shares of the Trust, such other Sub-Trust or any class thereof) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust and/or each Sub-Trust the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities. Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders of the Trust or the applicable Sub-Trust (taking into account the differences among the classes of Shares thereof, if any) the assets belonging to which have been so transferred; and if all of the assets of the Trust and every Sub-Trust have been so transferred, the Trust and every Sub-Trust shall be dissolved and terminated (unless such dissolution and termination is not necessary or appropriate because such transfer occurred by operation of law (including by a merger in which the Trust is not the surviving entity or, even if the surviving entity, the purpose of the merger was to facilitate such transfer,)).

Without limiting the foregoing and to the fullest extent permitted by law, the Trust, or any one or more Sub-Trusts, may, either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, series, partnerships, limited liability companies, associations or corporations organized under the laws of the state of Delaware or any other state of the United States, to form a new consolidated trust, series, partnership, limited liability company, association or corporation under the laws of which any one of the constituent entities (or series) is organized, or (2) merge into or transfer all or a substantial portion of its assets to one or more other trusts, series, partnerships, limited liability companies, associations or corporations organized under the laws of the state of Delaware or any other state of the United States, or have one or more such trusts, series, partnerships, associations or corporations merged into or transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization, consolidation, merger or transfer, as the case may be, entered into by the Trust or one or more Sub-Trusts, as the case may be, in connection therewith. The Trustees alone may effect and approve any such consolidation, merger or transfer without the approval of the Shareholders of the Trust or any Sub-Trust, including the Shareholders of a Sub- Trust affected thereby.

SECTION 7.3. AMENDMENTS. Except as specifically provided in this Section 7.3, the Trustees may, without Shareholder vote or approval, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders (or Shareholders of the applicable Sub-Trust or class thereof, as applicable) shall have the right to vote on (i) any amendment that would affect their right to vote granted in Article V, Section 5.1, (ii) any amendment to this Section 7.3 of Article VII, (iii) any amendment that requires their vote under applicable law, and (iv) any amendment submitted to them for their vote by the Trustees. Any officer of the Trust is authorized from time to time to restate this Declaration of Trust into a single instrument to reflect all amendments hereto made in accordance with the terms hereof. No amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders (other than as set forth herein) without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any such amendment shall be effective as provided in the executed instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument.

SECTION 7.4. FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust or any Sub-Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument, This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Regardless of whether any provision of this Declaration of Trust specifically refers to particular Default Rules, (a) if any provision of this Declaration of Trust conflicts with a Default Rule, the provision of this Declaration of Trust controls and the Default Rule is modified or negated accordingly, and (b) if it is necessary to construe a Default Rule as modified or negated in order to effectuate any provision of this Declaration of Trust, the Default Rule is modified or negated accordingly. For purposes of this Section 7.4, "Default Rule" shall mean a rule stated in the Act that applies except to the extent it is negated or modified through the provisions of a statutory trust's certificate of trust or governing instrument (as defined in the Act).

SECTION 7.5. APPLICABLE LAW. This Declaration of Trust was created and is continued under and is to be governed by and construed and administered according to the laws of the state of Delaware. The Trust was created as and shall continue to be of the type referred to in Section 3801 of the Act and of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

Notwithstanding the first sentence of this Section 7.5, there shall not be applicable to the Trust, any Sub- Trust, the Trustees, or this Declaration of Trust or any Shareholders either the provisions of Section 3540 of Title 12 of the Delaware Code (or any successor provision) or any provisions of the laws (statutory or common) of the state of Delaware (other than the Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property;

(iv)fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts, authorities and powers or liabilities of trustees or officers that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees or officers set forth or referenced in this Declaration of Trust.

SECTION 7.6. REGISTERED AGENT. The Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, is hereby designated as the registered agent for service of process on the Trust in Delaware. The address of the registered office of the Trust in the state of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The Trustees may at any time change the registered agent and office of the Trust by filing an amendment to the Certificate of Trust with the Office of the Secretary of State of the State of Delaware in accordance with the Act.

SECTION 7.7. INTEGRATION. This Declaration of Trust constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 7.8. MASTER FEEDER STRUCTURE. If permitted by the 1940 Act or any exemptive order issued by the Commission or a rule or interpretation that may be adopted or issued by the Commission upon which the Trust or any Sub-Trust relies, the Board of Trustees, by vote of a majority of the Trustees, and without a vote of or approval by Shareholders, may cause the Trust or any one or more Sub-Trust to convert to a master feeder structure (a structure in which a feeder fund invests all of its assets in a master fund, rather than making investments in securities directly) and thereby cause the Trust or any existing Sub-Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

SECTION 7.9. DERIVATIVE AND DIRECT ACTIONS. In addition to the requirements set forth in §3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust or any Sub-Trust only if the following conditions are met:

(a)The Shareholder or Shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 7.9(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore be excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, are Trustees who are not "independent trustees" (as that term is defined in the Act). Such demand shall be executed by or on behalf of no fewer than three complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or marriage) to any other complaining Shareholder executing such demand. Such demand shall contain a detailed description of the action or failure to act complained of, the facts upon which such allegation is made and the reasonably estimated damages or other relief sought.

(b)Unless a demand is not required under paragraph (a) of this Section 7.9, Shareholders eligible to bring such derivative action under the Act who collectively hold Shares representing five percent (5%) or more of all Shares issued and outstanding, or of the Sub-Trust or classes to which such action relates if it does not relate to all Sub-Trusts and classes, shall join in the demand for the Trustees to commence such action.

(c)Unless a demand is not required under paragraph (a) of this Section 7.9, the Trustees must be afforded a reasonable amount of time to consider such Shareholder demand and to investigate the basis of such claim. For purposes of this Section 7.9, the Trustees may designate a committee of one Trustee to consider a Shareholder demand provided that a committee of one Trustee is required to create a committee with a majority of Trustees who are "independent trustees" (as that term is defined in the Act). The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the demand and may require an undertaking by the Shareholders making such demand to reimburse the Trust or the applicable Sub-Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

(d)If the demand has been properly made pursuant to this Section 7.9, and a majority of the Trustees, including a majority of the "independent trustees" (as that term is defined in the Act), or, if a committee has been appointed, a majority of the members of such committee, have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Sub-Trust, as applicable, the demand shall be rejected and the complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees, or committee thereof, not to pursue the requested action was inconsistent with the standard required of the Trustees or committee under applicable law.

(e)No Shareholder may bring a direct action claiming injury as a Shareholder of the Trust, any Sub- Trust or any class thereof unless the Shareholder has suffered an injury distinct from that suffered by Shareholders of the Trust, such Sub-Trust or such class, generally. A Shareholder bringing a direct claim must be a Shareholder of the Sub-Trust or class against which the direct action is brought at the time of the injury complained of, or acquired the Shares afterwards by operation of law from a person who was a Shareholder at that time.

SECTION 7.10. JURISDICTION AND WAIVER OF JURY TRIAL. In accordance with Section 3804(e) of the Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares, directly or derivatively, seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust, the Trust, any Sub-Trust or any class thereof or and Shares of the Trust, any Sub-Trust or any class thereof, including any claim of any nature against the Trust, any Sub-Trust or any class thereof or the Trustees or officers of the Trust or any Sub-Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted, and all Shareholders and other such persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW. All Shareholders and other such persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such person at the address shown on the books and records of the Trust or any Sub-Trust for such person or at the address of the person shown on the books and records of the Trust or the applicable Sub-Trust with respect to the Shares that such person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust's registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware.

IN WITNESS WHEREOF, the Trustee of USAA ETF Trust named below does hereby make and enter into this Master Trust Agreement as of the day and year first above written.

By: ____________________
Name: James G. Whetzel

22

ANNEX A: LIST OF SUB-TRUSTS

USAA MSCI USA Value Momentum Blend Index ETF

USAA MSCI USA Small Cap Value Momentum Blend Index ETF USAA MSCI International Value Momentum Blend Index ETF USAA MSCI Emerging Markets Value Momentum Blend Index ETF USAA Intermediate-Term Bond ETF

USAA Short-Term Bond ETF